Table

of Contents
Coronado Global Resources Inc.

Form 10-Q September 30, 2025

1
EXHIBIT 15.1
ACKNOWLEDGMENT OF ERNST & YOUNG,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To

the Stockholders and Board of Directors of Coronado Global

Resources Inc.
We

are

aware

of

the

incorporation

by

reference

in

the

following

Registration

Statements

(including

all
amendments thereto):

1.

Registration Statement (Form S-3 No. 333-239730) of

Coronado Global Resources Inc.;
2.

Registration Statement

(Form S-8

No. 333-236597)

pertaining to

the Coronado

Global Resources

Inc.
2018 Equity Incentive Plan and the Coronado Global Resources Inc. 2018 Non-Executive Director Plan;

3.

Registration Statement

(Form S-8

No. 333-249566)

pertaining to

the Coronado

Global Resources

Inc.
2018 Equity Incentive Plan;
4.

Registration Statement

(Form S-8

No. 333-275748)

pertaining to

the Coronado

Global Resources

Inc.
Employee Stock Purchase Plan; and
5.

Registration Statement

(Form S-8

No. 333-281775)

pertaining to

the Coronado

Global Resources

Inc.

2018 Equity Incentive Plan.

of our review

report dated November

10, 2025, relating to

the unaudited condensed consolidated

interim financial
statements

of

Coronado

Global

Resources

Inc.

that

are

included

in

its

Form

10-Q

for

the

quarter

ended
September 30, 2025.

/s/ Ernst & Young
Brisbane, Australia
November 10, 2025